                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549


                                     Form 8-K


                                  CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                                   April 1, 1997
                    Date of Report (Date of earliest event reported)



                            UNIVERSAL INTERNATIONAL, INC.
                 (Exact name of registrant as specified in its charter)



         MINNESOTA                     0-18823                   41-0776502
     (State or other           (Commission File Number)        (IRS Employer
     jurisdiction of                                         Identification No.)
     incorporation)


                              5000 Winnetka Avenue North
                              New Hope, Minnesota 55428
                      (Address of principal executive offices)

                                   (612) 533-1169
                 (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

     The Company issued a press release relating to the acquisition of Perry Brothers, Inc., a chain of approximately 90 retail stores located primarily in Texas. The acquisition is contingent upon the Company receiving debt and equity financing and completing further due diligence. A copy of the press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Filed herewith are the following exhibits:

99.1 Press release dated April 1, 1997

                                   ********


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       UNIVERSAL INTERNATIONAL, INC.
                                       (Registrant)



Dated: April 1, 1997             By         /s/ James A. Patineau
                                   -------------------------------------------
                                            James A. Patineau
                                            Its Chief Financial Officer


                                      -2-

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                                [Letterhead]




NEWS RELEASE
------------


CONTACT:  Mark Ravich or Steve Buxbaum
           (612) 533-1169

FOR IMMEDIATE RELEASE

Universal International, Inc. Announces Agreement to Purchase Perry Brothers, Inc. Stores

(Minneapolis, MN) April 1, 1997 - Universal International, Inc. ("Universal") announced today that it has entered into an agreement to purchase the leases and inventory for approximately 90 retail locations and the warehouse of Perry Brothers, Inc. ("Perry") of Lufkin, Texas. All but two of the stores and the warehouse are located within the state of Texas. The purchase is anticipated to close within 120 days and is contingent upon further due diligence and Universal obtaining both equity and debt financing to complete the transaction.

The purchase price of the transaction requires Universal to assume or retire most of Perry's liabilities, pay Perry $700,000 over seven years and issue to Perry 450,000 shares of Universal's common stock.

Perry Brothers was founded in 1914 as a "5 and 10 cent variety store" concept. At the peak, Perry operated 165 stores. In recent years many of the original variety store chains have failed as the basic concept has come under intense competition from large mass merchants. Universal intends to convert the Perry stores from variety stores into closeout stores similar to Universal's Only Deals chain. Universal believes Perry's real estate locations are well located for its closeout concept and have an attractive rental structure. In addition, Universal believes that Perry has built up significant goodwill over the years that can be leveraged with the new concept.

If the transaction can be financed and completed, Universal believes that it will finally have the critical mass to operate its closeout chains on a profitable basis. Over the past few years Universal has invested heavily in order to develop its concept, systems and current base of stores. With new management also now in place, Universal expects that it can convert Perry into a successful closeout chain. Universal believes that the key to completing the transaction will be to find an equity investor willing to purchase a significant equity position in Universal. Currently the Company is in the process of contacting prospects and interviewing investment bankers to assist with the process.

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For additional information please contact either Mr. Mark Ravich or Mr.
Steven Buxbaum at 612-533-1169.

Universal International, Inc. buys and sells quality "close-out" merchandise in both its wholesale business and its Only Deals and Odd's-N-End's retail store chains. Through its subsidiary, Universal Asset-Based Services, Inc., it also provides inventory valuation and liquidation services. Universal International, Inc.'s shares are traded on The NASDAQ Stock Market under the symbol UNIV.